                                                                         EX 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-66738, 33-86946, 33-92878, 33-95050, 33-98170,
333-1632, 333-15655, 333-29431, 333-52417 and 333-58605), in the Prospectus
constituting part of the Registration Statement on Form S-3 (No. 333-41111) and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-03696) of PETsMART, Inc. of our report dated October 24, 1996 (except for Note O -- Subsequent Events -- as to which the date is November 20, 1996) relating to the consolidated financial statements of Pet City Holdings Plc in respect of the 52 weeks ended July 27, 1996 and July 29, 1995 appearing on page F-2a of this Form 10-K for the year ended January 31, 1999.

/s/ GRANT THORTON
--------------------------------------
Grant Thorton

London, England
April 26, 1999